UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

HYPERCOM CORPORATION
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Top of the Schedule

    The following disclosures were included in a press release furnished by Hypercom Corporation as Exhibit 99.1 to its current report on Form 8-K dated February 16, 2011:

Contacts:

Scott M. Tsujita (Investors) Hypercom Corporation 480.642.5161 stsujita@hypercom.com	Pete Schuddekopf (Media) Hypercom Corporation 480.642.5383 pschuddekopf@hypercom.com

FOR IMMEDIATE RELEASE

Hypercom Reports Preliminary Fourth Quarter
and Full Year 2010 Financial Results

•	Q4 revenue is expected to be $140 million, up approximately $23 million or 19% over Q4 2009 and up approximately 23% on constant currency basis
•	Non-GAAP diluted EPS expected to be between $0.18-$0.20

SCOTTSDALE, Ariz., February 16, 2011 – Hypercom Corporation (NYSE: HYC), the high security electronic payment and digital transactions solutions provider, today announced certain preliminary GAAP and non-GAAP financial results for the three months and full year ended December 31, 2010.  The Company expects to announce its final fourth quarter and full year 2010 results on or about Wednesday, March 2, 2011.

The Company expects to report net revenue of approximately $140 million for the three months ended December 31, 2010.  Fourth quarter 2010 net revenue is expected to increase approximately $23 million, or 19%, compared to $117 million in the fourth quarter of 2009, driven by strong year-over-year growth in Asia-Pacific (63%), Southern EMEA (24%) and the Americas (15%). Fourth quarter 2010 net revenue is expected to be up approximately 12% over third quarter 2010 net revenue of $125 million, with stronger sequential revenue growth from Northern EMEA (25%), Asia-Pacific (15%), and Southern EMEA (12%). On a constant currency basis, net revenue is expected to increase approximately 23% over the prior-year period and approximately 12% over the third quarter 2010.

The Company expects to report GAAP diluted earnings for the three months ended December 31, 2010 of between $0.04 and $0.06 per diluted share, versus $0.01 per diluted share in the prior-year period and $0.08 per diluted share in the third quarter of 2010.

Non-GAAP diluted earnings before discontinued operations for the three months ended December 31, 2010 is expected to be between $0.18 and $0.20 per diluted share, compared to $0.11 per diluted share in the prior-year period and $0.16 per diluted share in the third quarter of 2010.  Non-GAAP EPS excludes the effect of items such as restructuring costs, stock-based compensation, costs related to the pending merger with VeriFone Systems, Inc. (NYSE: PAY), certain legal settlements, amortization of purchased intangibles, gains or losses from the sale of assets, and non-cash interest expense related to the amortization of discount on warrants issued for long-term debt and any applicable tax effects of such transactions.

Cash is expected to increase to approximately $57 million at December 31, 2010 from $38 million at September 30, 2010 driven primarily from positive cash flow from operations.

Top of the Schedule

For the full year 2010, net revenue is expected to increase approximately $61 million, or 15%, as compared to 2009.  On a constant currency basis, full year 2010 net revenue is expected to increase approximately 18% compared to 2009.

The Company expects to report full year 2010 GAAP earnings of between $0.11 and $0.13 per diluted share, versus a loss of $0.13 per diluted share in 2009.  Non-GAAP earnings before discontinued operations is expected to increase to between $0.47 and $0.49 per diluted share from $0.22 per diluted share in 2009.

As previously announced, Hypercom has entered into a definitive merger agreement under which VeriFone Systems, Inc. will acquire Hypercom in an all-stock transaction.  The transaction is subject to approval by Hypercom stockholders and customary regulatory approvals, and is anticipated to close in the second half of 2011. Hypercom will hold a special meeting of stockholders to vote on approval of the pending merger, which is scheduled to take place at the Company’s headquarters on February 24, 2011.

Additional Information and Where You Can Find It

In connection with the proposed transaction, VeriFone has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (Registration No. 333-171324) that includes a proxy statement/prospectus of Hypercom relating to the proposed transaction.  The proxy statement/prospectus has been mailed to the stockholders of Hypercom. Investors are urged to read the registration statement and the proxy statement/prospectus (and all amendments and supplements thereto) that is part of the registration statement and any other relevant documents filed with the SEC when they become available because they contain important information about VeriFone, Hypercom and the proposed transaction. You will be able to obtain, without charge, copies of the registration statement, including the proxy statement/prospectus, as well as other filed documents containing information about VeriFone and Hypercom, at the website maintained by the SEC (www.sec.gov) when they become available.  Copies of VeriFone’s filings may also be obtained without charge from VeriFone at VeriFone’s website (www.verifone.com) or by directing a request in writing to VeriFone Systems, Inc., Attention: Investor Relations, 2099 Gateway Place, Suite 600, San Jose, California 95110, by phone to (408) 232-7979 or by email to ir@verifone.com. Copies of Hypercom’s filings may be obtained without charge from Hypercom at Hypercom’s website (www.hypercom.com) or by directing a request in writing to Hypercom Corporation, Attention: Investor Relations, 8888 East Raintree Drive, Suite 300, Scottsdale, Arizona 85260, by phone to (480) 642-5000 or by email to stsujita@hypercom.com.

VeriFone, Hypercom and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Hypercom stockholders in respect of the proposed transaction.  Information regarding VeriFone’s directors and executive officers is available in VeriFone’s Annual Report on Form 10-K for the fiscal year ended October 31, 2010, filed with the SEC on December 21, 2010.  Information regarding Hypercom’s directors and executive officers is set forth in the proxy statement/prospectus contained in the Registration Statement on Form S-4/A filed by VeriFone on January 10, 2011 and the supplemental disclosures set forth in the current report on Form 8-K filed by Hypercom on February 14, 2011. Information regarding Hypercom’s directors and executive officers is also available in Hypercom’s Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2009, filed with the SEC on March 12, 2010 and December 1, 2010, respectively, and the proxy statement for Hypercom’s 2010 annual meeting of stockholders filed with the SEC on April 26, 2010.

Top of the Schedule

About Hypercom

Global payment technology leader Hypercom Corporation delivers a full suite of high security, end-to-end electronic payment products, software solutions and services. The Company's solutions address the high security electronic transaction needs of banks and other financial institutions, processors, large scale retailers, smaller merchants, quick service restaurants, and users in the transportation, petroleum, healthcare, prepaid, self-service and many other markets. Hypercom solutions enable businesses in more than 100 countries to securely expand their revenues and profits. Hypercom is a founding member of the Secure POS Vendor Alliance (SPVA) and is the second largest provider of electronic payment solutions and services in Western Europe and third largest provider globally.

Non-GAAP Supplemental Information

Hypercom provides non-GAAP supplemental information in this press release which excludes items such as restructuring costs, goodwill and other impairments, stock-based compensation, costs related to the pending merger with VeriFone, certain legal settlements, amortization of purchased intangibles, gains and losses on sales of assets, and non-cash amortization for discount on warrants issued for long-term debt and any applicable tax effects of such transactions and are provided to facilitate meaningful period-to-period comparisons of underlying operational performance. These non-GAAP measurements are used for internal management assessments because such measures provide additional insight into ongoing financial performance. We believe that the presentation of non-GAAP financial information may be useful to investors and analysts for many of the same reasons that management finds these measures useful.

Non-GAAP financial measures exclude many significant items that are also important to understanding and assessing our financial performance. Additionally, in evaluating alternative measures of operating performance, it is important to understand that there are no standards for these calculations. Accordingly, the lack of standards can result in subjective determinations by management about which items may be excluded from the calculations, as well as the potential for inconsistencies between different companies that have similarly titled alternative measures. Accordingly, our non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, disclosures made in accordance with GAAP.

Forward-Looking Statements

This press release includes statements that constitute forward-looking statements that are subject to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21G of the Securities Exchange Act of 1934, as amended. The words "believe," "expect," "anticipate," "estimate," "will," "intend," "project," and other similar expressions identify such forward-looking statements. These forward-looking statements include, among other things, statements regarding Hypercom's anticipated financial performance; projections regarding future revenue, gross margins, operating expenses, product and service margins, operating income, net income, cash flows, and gains or losses from discontinued operations; the timing, performance, certifications, and market acceptance of new products; the benefits realized from the utilization of contract manufacturers of the Company's products; and the development and success of broader distribution channels. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to documents filed by Hypercom with the Securities and Exchange Commission, specifically the most recent reports on Forms 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.

Top of the Schedule

Among the important factors or risks that could cause actual results to differ from those contained in the forward-looking statements in this press release are: the severity and duration of the current economic and financial conditions; the state of the electronic payments industry and competition within the industry; the level of demand and performance of the major industries we serve, including but not limited to the banking sector; the commercial feasibility and acceptance of new products, services and market development initiatives; our ability to successfully penetrate the vertical and geographic markets that we have targeted; our ability to improve our cost structure, including reducing our product and operating costs; our ability to develop more recurring revenue streams; our ability to successfully manage our contract manufacturers and our joint development manufacturing model, including the impact on inventories; our ability to allocate research and development resources to new product and service offerings; our ability to remain compliant with and provide transaction security as required by relevant industry standards and government regulations; our ability to increase market share and our competitive strength; the adequacy of our current facilities and management systems infrastructure to meet our operational needs; the status of our relationship with and condition of third parties upon whom we rely in the conduct of our business; the sufficiency of reserves for assets and obligations exposed to revaluation; our ability to successfully expand our business and increase revenue; our ability to manage increased costs and other risks associated with the Company being merged with and into VeriFone Systems, Inc. as contemplated by a definitive merger agreement between the two companies; our ability to effectively manage our exposure to foreign currency exchange rate fluctuations; our ability to sustain our current income tax structure; the impact of current and future litigation matters on our business; our ability to fund our projected liquidity needs and pay down outstanding debt obligations from cash flow from operations and our current cash reserves; and future access to capital on terms that are acceptable, as well as assumptions related to the foregoing.

The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in Hypercom's most recent reports on Form 10-K and 10-Q, each as it may be amended from time to time. Hypercom's results of operations for the three months and twelve months ended December 31, 2010 are not necessarily indicative of Hypercom's operating results for any future periods. Any forward-looking statements or projections in this press release are based on limited information currently available to Hypercom, which is subject to change. Although any such forward-looking statements or projections and the factors influencing them will likely change, Hypercom is under no obligation, nor do we intend to, update this information, since Hypercom will only provide guidance at certain points, if at all during the year. Such information speaks only as of the date of this press release.

Hypercom does not endorse any projections regarding its future performance that may be made by third parties.

Hypercom is a registered trademark of Hypercom Corporation. All other products or services mentioned in this document are trademarks, service marks, registered trademarks or registered service marks of their respective owners.

Top of the Schedule

HYPERCOM CORPORATION
RECONCILIATION OF NON-GAAP DILUTED EPS BEFORE DISCONTINUED OPERATIONS
(Unaudited)

	Three Months Ended	Year Ended
	December 31, 2010	December 31, 2010
GAAP diluted EPS	$0.04 - $0.06	$0.11 - $0.13

Discontinued operations	(0.01)	(0.01)

Restructuring charges	0.02	0.06

Stock-based compensation	0.04	0.08

Amortization of purchased intangibles	0.03	0.12

Gain on sale of assets	—	(0.03)

Incurred fees on M&A related activities	0.03	0.04

Litigation settlements	—	0.01

Non-cash amortization for discount on warrants issued for long-term debt	0.03	0.09

Non-GAAP diluted EPS before discontinued operations	$0.18 - $0.20	$0.47 - $0.49